Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Dated: February 14, 2022

ECP HELIOS PARTNERS IV, L.P.

Signature:	/s/ Beth Bernstein
Name:	Beth Bernstein
Title:	Attorney-in-fact*

EOS HYPERION GP, LLC

Signature:	/s/ Beth Bernstein
Name:	Beth Bernstein
Title:	Attorney-in-fact*

EOS PARTNERS, L.P.

Signature:	/s/ Beth Bernstein
Name:	Beth Bernstein
Title:	Attorney-in-fact*

EOS GENERAL, L.L.C.

Signature:	/s/ Beth Bernstein
Name:	Beth Bernstein
Title:	Attorney-in-fact*

MARK FIRST

Signature:	/s/ Beth Bernstein
Name:	Beth Bernstein
Title:	Attorney-in-fact*

*

Duly authorized under Power of Attorney, dated February 9, 2018, which is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by ECP Helios Partners IV, L.P. on February 14, 2018, accession number: 0001193125-18-045241.